
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 7 financial statements for the quarter ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       1,258,868
<SECURITIES>                                         0
<RECEIVABLES>                                  211,766<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               420,079
<PP&E>                                      28,519,650<F2>
<DEPRECIATION>                            (13,178,524)<F3>
<TOTAL-ASSETS>                              17,231,839
<CURRENT-LIABILITIES>                          751,460
<BONDS>                                     12,700,048<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,780,331<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,231,839
<SALES>                                              0
<TOTAL-REVENUES>                             1,185,124<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               858,611<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             277,292
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    49,221<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "Prepaid Expenses and Other Assets" on the balance sheet.
<F3>Accumulated depreciation of $13,114,049 and accumulated amortization of deferred expenses of $64,475.
<F2>Includes apartment complexes of $18,568,919, retail center of $9,663,440 and deferred expenses of $287,294.
<F4>Represents mortgage notes payable.
<F5>Total equity of General Partners of ($241,321) and the Limited Partners
of $4,021,652.
<F6>Represents total revenues of the Partnership.
<F7>Includes operating expenses of $432,856 real estate taxes of $109,963, and depreciation and amortization of $315,792.
<F8>Net income allocated $984 to the General Partners and $48,237 to the Limited
Partners.  Average net income per Unit of Limited Partner interest is $1.63 on 27,184 Units outstanding.

